                                                                     Exhibit 4.6






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                 GUARANTY, INDEMNITY AND SUBORDINATION AGREEMENT







                                   dated as of
                                 April 23, 1998








                          GLOBAL HEALTH SCIENCES, INC.,



                                     and the

                              Subsidiary Guarantors











--------------------------------------------------------------------------------

                               CITICORP USA, INC.,
                             as Administrative Agent

                                TABLE OF CONTENTS


                                                                                                               Page

ARTICLE I. DEFINITIONS............................................................................................2

                  Section 1.1.  Certain Terms.....................................................................2
                  Section 1.2.  Terms defined in Credit Agreement.................................................3
                  Section 1.3.  Terms Generally...................................................................3

ARTICLE II. GUARANTY AND INDEMNITY................................................................................4

                  Section 2.1.  Guaranty..........................................................................4
                  Section 2.2.  Joint and Several Indemnity.......................................................4
                  Section 2.3.  Acceleration of Payment...........................................................5
                  Section 2.4.  Guaranty of Payment, Independently Enforceable....................................5
                  Section 2.5.  Fraudulent Transfer Limitation....................................................5

ARTICLE III. SUBORDINATION........................................................................................6

                  Section 3.1.  Subordinated Liabilities..........................................................6
                  Section 3.2.  Prohibited Payments...............................................................6
                  Section 3.3.  Prohibited Liens..................................................................6
                  Section 3.4.  Prohibited Actions................................................................6
                  Section 3.5.  Bankruptcy and Insolvency Proceedings.............................................7
                  Section 3.6.  Held in Trust.....................................................................8

ARTICLE IV. REIMBURSEMENT AND CONTRIBUTION RIGHTS.................................................................8

                  Section 4.1.  Reimbursement and Contribution Rights.............................................8
                  Section 4.2.  Release of all other Reimbursement, Subrogation, and Contribution Rights.........10
                  Section 4.3.  No Claims........................................................................10
                  Section 4.4.  Subordination of Section 4.1 Rights..............................................10

ARTICLE V. GENERAL PROVISIONS....................................................................................10

                  Section 5.1.  The Liability of each Guarantor..................................................10
                  Section 5.2.  Certain Waivers by Guarantors....................................................13
                  Section 5.3.  Waiver of Benefit of Anti-Deficiency Laws........................................14
                  Section 5.4.  Reinstatement....................................................................15
                  Section 5.5.  Authority of Guarantors or Borrower..............................................15
                  Section 5.6.  Condition of the Borrower........................................................15
                  Section 5.7.  Acceptance and Notice............................................................16
                  Section 5.8.  Rights Cumulative................................................................16
                  Section 5.9.  Expenses.........................................................................16
                  Section 5.10.  Notice of Events................................................................16
                  Section 5.11.  Set Off.........................................................................16



                  Section 5.12.  Representations and Warranties..................................................16
                  Section 5.13.  Survival of Warranties..........................................................18
                  Section 5.14.  Notices.........................................................................18
                  Section 5.15.  Severability....................................................................18
                  Section 5.16.  Amendments and Waivers..........................................................18
                  Section 5.17.  Headings........................................................................18
                  Section 5.18.  Applicable Law..................................................................18
                  Section 5.19.  Successors and Assigns..........................................................18
                  Section 5.20.  Consent to Jurisdiction and Service of Process..................................19
                  Section 5.21.  Waiver of Trial by Jury.........................................................19
                  Section 5.22.  No Other Writing................................................................20
                  Section 5.23.  Further Assurances..............................................................20
                  Section 5.24.  Additional Guarantors...........................................................20
                  Section 5.25.  Counterparts; Effectiveness.....................................................20

                                    GUARANTY,
                                    INDEMNITY
                                       AND
                             SUBORDINATION AGREEMENT

                  This Guaranty, Indemnity and Subordination Agreement dated as of April 23, 1998, is entered into by GLOBAL HEALTH SCIENCES, INC., a California corporation ("Holdings"), by each of the Persons identified as Initial Subsidiary Guarantors on the signature pages hereof (each, an "Initial Subsidiary Guarantor") and by each other Person that at any time agrees in writing to be bound as a Subsidiary Guarantor hereunder (the Initial Subsidiary Guarantors and each such other Person, the "Subsidiary Guarantors" and, together with Holdings, the "Guarantors") for the benefit of the Persons that now are or at any time hereafter become party as a Lender to the Credit Agreement described herein (the "Lenders"), CITICORP USA, INC., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), CITIBANK, N.A., as Issuing Bank, BANK OF AMERICA NT&SA, as Documentation Agent, and all other present and future Holders of any of the Guaranteed Obligations described herein (all, collectively, including the Lenders, the Administrative Agent, the Issuing Bank and the Documentation Agent, the "Beneficiaries").

                                    Recitals

                  Global Health Sub, Inc., a California corporation (the "Borrower"), is a Subsidiary of Holdings. Each Initial Subsidiary Guarantor is a Subsidiary of the Borrower, and each Person that hereafter agrees to become bound hereby as a Subsidiary Guarantor is, on the date it becomes bound hereby, a Subsidiary of the Borrower.

                  The Borrower has requested that credit be extended to the Borrower on terms and conditions set forth in the Credit Agreement.

                  To induce the Lenders, the Administrative Agent, the Issuing Bank and the Documentation Agent to enter into the Credit Agreement, and in consideration thereof and of any and all credit at any time extended thereunder, (a) Holdings and the Initial Subsidiary Guarantors have offered to issue the guaranties and indemnities and enter into the agreements set forth herein and (b) Holdings and the Borrower have agreed in the Credit Agreement to cause each Person that hereafter becomes a Subsidiary of the Borrower to become bound by the provisions hereof as a Subsidiary Guarantor hereunder.

                  Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees for the direct and enforceable benefit of each and all of the Beneficiaries as follows:




                                   ARTICLE I.
                                   DEFINITIONS

                  Section 1.1. Certain Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "Bankruptcy Code" means Title 11 of the United States Code, as from time to time amended.

                  "Credit Agreement" means the Credit Agreement dated as of April 23, 1998, by and among the Borrower, Holdings, the Lenders party thereto, the Administrative Agent, the Issuing Bank and the Documentation Agent, as such agreement from time to time may be modified, amended, restated, extended, refinanced or replaced in any manner or in any respect (including so as to reduce or increase the amount or cost of credit extended thereunder or to shorten or extend the time of payment thereunder or in any other manner change the amount or terms of credit extended to the Borrower or the identity, rights or obligations of any party thereto).

                  "Discharge of the Credit Agreement" means that all obligations of the Lenders to extend credit under the Credit Agreement and all letters of credit at any time issued under the Credit Agreement have expired or been terminated and have been absolutely, unconditionally and irrevocably discharged and all Obligations at any time created, incurred or outstanding (except Obligations for indemnification which are then contingent and in respect of which no claim or demand has then been made) have been fully, finally and indefeasibly paid in cash.

                  "Guaranteed Obligations" has the meaning set forth in
Section 2.1.

                  "Holder" means, in respect of any Guaranteed Obligation, the Person entitled to enforce payment thereof and specifically includes each Lender, the Administrative Agent, the Issuing Bank, the Documentation Agent and the Arranger.

                  "Loan Parties" means the Borrower and the Guarantors.

                  "Obligations" means all direct or indirect debts, liabilities and obligations of the Borrower or any other Loan Party of any and every type and description at any time arising under or in connection with the Credit Agreement or any other Loan Document to any Lender or to the Administrative Agent, the Arranger, the Documentation Agent, the Issuing Bank, Citibank, any Person entitled to indemnification pursuant to the Credit Agreement or any other Loan Document, in each case whether now outstanding or hereafter created or incurred, whether or not the right of such Person to payment in respect of any such debts, liabilities or obligations is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency, reorganization, receivership, dissolution or liquidation proceeding, and shall include (a) all liabilities of the Borrower for principal of and interest on any and all loans at any time outstanding under the Credit Agreement, (b) all liabilities of the Borrower in respect of letters of credit at any time issued pursuant to the Credit Agreement, (c) all liabilities of the Borrower under the Loan Documents for any fees, costs, taxes, expenses, indemnification and other amounts payable thereunder, (d) all liabilities of any Loan Party under any Intercompany Note, and (e) all other liabilities of the Borrower or any other Loan Party under or in respect of any of the Loan Documents or any of the transactions contemplated thereby and specifically includes (i) any and all present and future "Obligations" as such term is defined in the Credit Agreement and (ii) any and all Post-Petition Interest and Expense Claims.

                  "Permitted Payment" means any payment on account of Subordinated Liabilities made in cash in conformity with the Borrower's ordinary cash management practices for the businesses conducted by the Borrower and the Borrower Subsidiaries and Restricted Payments permitted under the Credit Agreement, if no Default or Event of Default has occurred and is continuing at the time such payment is made or would result therefrom.

                  "Post-Petition Interest and Expense Claims" means any and all claims of any Holder of Guaranteed Obligations (a) for interest on any Obligations determined for any period of time occurring after the commencement of any case under the Bankruptcy Code or any other insolvency, reorganization, receivership, dissolution or liquidation proceeding at the contract rate (including any applicable post-default increase therein) set forth in the Credit Agreement or any other Loan Document or (b) for cost and expense reimbursements or indemnification on the terms set forth in the Credit Agreement or any other Loan Document relating to costs and expenses incurred and indemnification rights accrued at any time after the commencement of any such case or proceeding, in each case to the extent such claim accrues or becomes payable in accordance with the provisions of the Credit Agreement or other Loan Documents (or would have accrued or become payable if enforceable or allowable in such case or proceeding), whether or not such claim is enforceable, allowable or allowed in such case or proceeding and even if such claim is disallowed therein.

                  "Subordinated Liabilities" has the meaning set forth in
Section 3.1.

                  Section 1.2. Terms defined in Credit Agreement. Unless the context otherwise requires, capitalized terms used and not otherwise defined herein shall have the meanings given in the Credit Agreement.

                  Section 1.3. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (b) any reference herein to any Person shall be construed to include such Person's successors, transferees and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, whether real, personal or mixed and of every type and description.

                                   ARTICLE II.

                             GUARANTY AND INDEMNITY

                  Section 2.1. Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of (a) all Obligations now outstanding or hereafter arising under or in connection with the Credit Agreement or any other Loan Document, whether for principal of or interest on any loan or for reimbursement for payments made under letters of credit or the interest thereon or for the principal of or interest on any other credit extended by any Lender or the Issuing Bank or any of their respective successors, assigns or participants to the Borrower or to any other Person for the account of the Borrower or for fees, taxes, additional compensation, expense reimbursements, indemnification or otherwise, (b) each other debt, liability or obligation of the Borrower or any Guarantor now outstanding or hereafter arising under any of the Loan Documents and (c) any and all Post-Petition Interest and Expense Claims arising in respect of any of the foregoing (such Obligations, other debts, liabilities and obligations, and Post-Petition Interest and Expense Claims, collectively, are the "Guaranteed Obligations").

                  Section 2.2. Joint and Several Indemnity. Without limitation on any other obligations of any Guarantor or remedies of any Holder Guaranteed Obligations under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Holder of Guaranteed Obligations from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the fees and disbursements of such Holder's legal counsel) suffered or incurred by such Holder of Guaranteed Obligations as a result of any failure of any Guaranteed

Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.

                  Section 2.3. Acceleration of Payment. If (a) any Guarantor fails to make any payment due and demanded of such Guarantor hereunder, (b) any Guarantor fails upon demand to perform and observe any obligation of such Guarantor set forth herein, (c) any Guarantor fails to pay when due, or there occurs any default or event of default in respect of, any Material Indebtedness, (d) any Guarantor becomes a debtor in any bankruptcy case or the subject of any insolvency, reorganization, receivership, dissolution or liquidation proceeding commenced voluntarily by such Guarantor or (if it remains pending for more than 60 days or such Guarantor consents to entry of an order for relief therein) commenced involuntarily against such Guarantor, or (e) payment of any of the Obligations becomes due or is demanded from the Borrower after the occurrence of any Change of Control or Event of Default, then (in each such event) all liability of such Guarantor under this Agreement that is not then due and payable shall thereupon become and be immediately due and payable, without notice or demand.

                  Section 2.4. Guaranty of Payment, Independently Enforceable. Each Guarantor (a) guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Credit Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights and claims of any Holder of Guaranteed Obligations against the Borrower or any other Guarantor with respect thereto and even if any such rights or claims are modified, reduced or discharged in any bankruptcy case or insolvency or liquidation proceeding or otherwise and (b) agrees that such guaranty is a guaranty of payment when due and not of collectibility. The obligations of each Guarantor under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Agreement, whether or not any action is brought against the Borrower or any other Guarantor and whether or not the Borrower or any other Guarantor is joined in any such action or actions.

                  Section 2.5. Fraudulent Transfer Limitation. Each Guarantor represents and warrants that, on the date it becomes bound as a Guarantor hereunder and after giving effect to the liability incurred by it under this Agreement and the rights granted to it in Article IV, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following such date. If, notwithstanding the foregoing, enforcement of the liability of any Guarantor under this Agreement for the full amount of the Guaranteed Obligations would be an unlawful or voidable transfer under any applicable fraudulent conveyance or fraudulent transfer law or any comparable law, then the liability of such Guarantor hereunder shall be reduced to the highest amount for which such liability may then be enforced without giving rise to an unlawful or voidable transfer under any such law.

                                  ARTICLE III.
                                  SUBORDINATION

                  Section 3.1. Subordinated Liabilities. Each Guarantor hereby agrees that any and all present and future debts, liabilities and obligations of every type and description (whether for money borrowed, on intercompany accounts, for provision of goods or services, under cash management arrangements or tax sharing, management or contribution agreements, for reimbursement, contribution or otherwise on account of this Agreement or any other agreement of such Guarantor by which any Indebtedness or other liability is Guaranteed or on account of any payment made under this Agreement or any such other agreement, or on account of any other transaction, agreement, occurrence or event and whether absolute or contingent, direct or indirect, matured or unmatured, liquidated or unliquidated, created directly or acquired from another, or sole, joint, several or joint and several) now outstanding or hereafter incurred, arising or owed to such Guarantor by Holdings, by the Borrower, or by any Borrower Subsidiary (collectively, the "Subordinated Liabilities") shall be, and hereby are, postponed and subordinated to the prior final payment of all Guaranteed Obligations in full and in cash.

                  Section 3.2. Prohibited Payments. Until Discharge of the Credit Agreement, no Guarantor will demand, sue for, accept or receive, or cause or permit any other Person to make, any payment on or transfer of property on account of any Subordinated Liabilities, except a Permitted Payment.

                  Section 3.3. Prohibited Liens. Until Discharge of the Credit Agreement, no Guarantor will demand, accept or hold any Lien upon any property of Holdings, the Borrower or any Borrower Subsidiary as security for any of the Subordinated Liabilities, and any such Lien shall be void.

                  Section 3.4. Prohibited Actions. Until Discharge of the Credit Agreement, no Guarantor will, without the prior written consent of the Required Lenders, commence or join with any other Person in commencing any bankruptcy case or insolvency, reorganization, receivership, dissolution or liquidation proceeding of or against Holdings, the Borrower or any Borrower Subsidiary.

                  Section 3.5. Bankruptcy and Insolvency Proceedings. In any case under the Bankruptcy Code (or any other insolvency, reorganization, receivership, dissolution or liquidation proceeding) in which Holdings or the Borrower or any Borrower Subsidiary is a debtor:

                  (a) Priority of Payment. The Holders of Guaranteed Obligations shall be entitled to receive payment of all amounts due or to become due on or in respect of the Guaranteed Obligations (including all Post-Petition Interest and Expense Claims), in full and in cash, before any Guarantor is entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities or otherwise, on account of any of the Subordinated Liabilities; and

                  (b) Turnover of Payments and Distributions. The Holders of Guaranteed Obligations (including Post-Petition Interest and Expense Claims) shall be entitled to receive, for application to the payment thereof, all payments and distributions of any kind or character, whether in cash, property or securities or otherwise (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other debt or liability of the Borrower or any Borrower Subsidiary or any Guarantor being subordinated to the payment of the Subordinated Liabilities), which may be payable or deliverable in respect of the Subordinated Liabilities in any such case or proceeding.

                  (c) Disallowed Post-Petition Interest and Expense Claims. Each Guarantor expressly acknowledges and agrees that, pursuant to the provisions of Section 3.5(b), any such payment or distribution payable or deliverable in respect of Subordinated Liabilities will be turned over to, and will become the property of, the Holders of Guaranteed Obligations until the Holders of Guaranteed Obligations have received final payment in full and in cash of all Guaranteed Obligations, including any and all Post-Petition Interest and Expense Claims that are not enforceable, allowable or allowed in such case or proceeding and as to which, as a consequence, such Guarantor will not have any subrogation claim in such case or proceeding. Each Guarantor acknowledges and agrees that all such Post-Petition Interest and Expense Claims shall be included in the Guaranteed Obligations and shall be paid from any such payment or distribution because it is the intention of the Guarantors and Beneficiaries that the Guaranteed Obligations shall be determined and shall be guaranteed and paid by each Guarantor without regard to any rule of law or order which may relieve Borrower or any other obligor, or the estate in any such case or proceeding, of liability therefor.

                  (d) Claims in Bankruptcy. Each Guarantor will file all claims against the Borrower or any Borrower Subsidiary or any Guarantor in any case under the Bankruptcy Code and in each other insolvency, reorganization, receivership, dissolution or liquidation proceeding in which the filing of claims is required or permitted by law upon any of the Subordinated Liabilities and will assign to the Administrative Agent, for the benefit of the Holders of Guaranteed Obligations, all rights of such Guarantor thereunder. If any Guarantor does not file any such claim at least 30 days prior to any applicable claims bar date, each

Holder of Guaranteed Obligations is hereby authorized (but shall not be obligated), as attorney-in-fact for such Guarantor with full power of substitution, either to file such claim or proof thereof in the name of such Guarantor or, at the option of such Holder upon consent by the Administrative Agent, to assign such claim to the Administrative Agent, in trust for the benefit of the Holders of Guaranteed Obligations, or its nominee, and cause such claim or proof thereof to be filed by such Holder's agent in the name of the Administrative Agent or its nominee, as such trustee.

                  Section 3.6. Held in Trust. If any payment, transfer or distribution is made to any Guarantor upon any Subordinated Liabilities that is not permitted to be made under this Article III or that the Holders of Guaranteed Obligations are entitled to receive under this Article III, such Guarantor shall receive and hold the same in trust, as trustee for the benefit of the Holders of Guaranteed Obligations, and shall forthwith transfer and deliver the same to the Administrative Agent, for account of the Holders of Guaranteed Obligations, in precisely the form received (except for any required endorsement), for application to the payment of Guaranteed Obligations.

                                   ARTICLE IV.
                      REIMBURSEMENT AND CONTRIBUTION RIGHTS

                  Section 4.1. Reimbursement and Contribution Rights. The Guarantors desire to agree upon and allocate among themselves, in a fair and equitable manner, their rights of reimbursement and contribution when any payment is made by one of the Guarantors under this Agreement. Accordingly:

                  (a) Subsidiary Reimbursement Claims against the Borrower. Each Subsidiary Guarantor reserves the right to claim reimbursement from the Borrower for the entire amount of any payment made by such Subsidiary Guarantor on account of Guaranteed Obligations pursuant to this Agreement, but each Subsidiary Guarantor agrees that its Claim for such reimbursement shall not arise until, and is subject in all respects to, Discharge of the Credit Agreement and the prior final payment of all Guaranteed Obligations in full and in cash. Accordingly, each Subsidiary Guarantor agrees not to assert, sue upon, collect or otherwise enforce against the Borrower (by set-off or otherwise) any Claim for reimbursement on account of any payment made by such Subsidiary Guarantor hereunder, until Discharge of the Credit Agreement and the prior final payment of all Guaranteed Obligations in full and in cash.

                  (b) Payments by Holdings are Capital Contributions. Holdings agrees that each payment made by Holdings on account of Guaranteed Obligations pursuant to this Agreement shall constitute a contribution by Holdings to the common equity capital of the Borrower. Accordingly, Holdings hereby waives, releases and discharges, absolutely, unconditionally, irrevocably and forever, all rights of recourse, reimbursement, contribution or indemnity and all other claims that Holdings might otherwise have or acquire against the Borrower or any Guarantor or any other Person liable for the payment of any of the Guaranteed Obligations (including, without limitation, the owner of any interest in collateral subject to a Lien securing any of the Guaranteed Obligations) and all rights of subrogation that Holdings might otherwise have or acquire against any Beneficiary by reason of any such payment or otherwise as a result of or in connection with this Agreement, whether such rights or claims are conferred by agreement, implied or created by law or otherwise.

                  (c) Contribution among Subsidiary Guarantors. The Subsidiary Guarantors agree that if the Borrower at any time fails to pay any reimbursement due to any Subsidiary Guarantor as contemplated in Section 4.1(a) and such failure continues for a period of 60 days after Discharge of the Credit Agreement and final payment of all outstanding Guaranteed Obligations in full and in cash, then if and to the extent any such unreimbursed payment due to such Subsidiary Guarantor under this Agreement is such that the Aggregate Unreimbursed Payments of such Subsidiary Guarantor are greater than its Fair Share of the Aggregate Unreimbursed Payments of all Subsidiary Guarantors, such Subsidiary Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in the amount necessary to cause each Subsidiary Guarantor's Aggregate Unreimbursed Payments to equal its Fair Share. For these purposes:

                           (i) "Fair Share" means, with respect to a Subsidiary Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount of such Subsidiary Guarantor to (y) the Adjusted Maximum Amounts of all Subsidiary Guarantors, multiplied by (ii) the Aggregate Unreimbursed Payments of all Subsidiary Guarantors.

                           (ii) "Adjusted Maximum Amount" means, with respect to a Subsidiary Guarantor as of any date of determination, the maximum aggregate amount of the liability of such Subsidiary Guarantor under this Agreement limited to the extent required under Section 2.5 (except that, for purposes solely of this calculation, any assets or liabilities arising by virtue of any rights to or obligations of reimbursement or contribution under this Section 4.1 shall not be counted as assets or liabilities of such Subsidiary Guarantor).

                           (iii) "Aggregate Unreimbursed Payments" means, with respect to a Subsidiary Guarantor as of any date of determination, the aggregate net amount of all payments made on or before such date by such Subsidiary Guarantor under this Agreement for which reimbursement by the Borrower to such Subsidiary Guarantor is then due and payable as contemplated in Section 4.1(a) but has not been paid to such Subsidiary Guarantor.

The allocation and right of contribution among the Guarantors set forth in this
Section 4.1(c) shall not in any respect limit the Guarantors' liability under this Agreement to the Holders of the Guaranteed Obligations.

                  (d) Reimbursement and Contribution Rights Unsecured. All rights of reimbursement reserved in Section 4.1(a) shall be unsecured obligations of the Borrower, and all contribution rights arising under
Section 4.1(c) shall be unsecured obligations of the Subsidiary Guarantors.

                  Section 4.2. Release of all other Reimbursement, Subrogation, and Contribution Rights. Until the final payment of all Guaranteed Obligations in full and in cash, each Subsidiary Guarantor hereby waives, releases and discharges, absolutely, unconditionally, irrevocably and forever, all rights of recourse, reimbursement, contribution or indemnity and all other claims that such Subsidiary Guarantor might otherwise have or acquire against Holdings, the Borrower or any Guarantor or any other Person liable for the payment of any of the Guaranteed Obligations (including, without limitation, the owner of any interest in collateral subject to a Lien securing any of the Guaranteed Obligations) and all rights of subrogation that such Subsidiary Guarantor might otherwise have or acquire against any Beneficiary by reason of any payment made by such Subsidiary Guarantor under this Agreement or otherwise as a result of or in connection with this Agreement, whether such rights or claims are conferred by agreement, implied or created by law or otherwise, except only the reimbursement rights reserved by such Subsidiary Guarantor in Section 4.1(a) and the contribution rights granted to such Subsidiary Guarantor under Section 4.1(c).

                  Section 4.3. No Claims. Neither the execution and delivery of this Agreement by any Guarantor nor any payment by any Guarantor under this Agreement shall give rise to any claim (as that term is defined in the Bankruptcy Code) in favor of such Guarantor against Holdings or the Borrower or any Borrower Subsidiary, except as set forth in Section 4.1

                  Section 4.4. Subordination of Section 4.1 Rights. All rights and claims reserved in or arising under Section 4.1 shall be included among the Subordinated Liabilities. Until Discharge of the Credit Agreement, no Guarantor will assert, exercise or enforce against any other Guarantor any right or claim arising under Section 4.1.

                                   ARTICLE V.
                               GENERAL PROVISIONS

                  Section 5.1.  The Liability of each Guarantor.

                  (a) Liability Absolute and Unconditional. The liability of each Guarantor under this Agreement shall be absolute and unconditional.

                  (b) Liability not Limited. Subject only to Section 2.5, the liability of each Guarantor under this Agreement shall be unlimited in amount.

                  (c) Liability Irrevocable and Continuing. The liability of each Guarantor under this Agreement shall constitute an irrevocable and continuing offer and agreement guaranteeing payment of any and all Guaranteed Obligations and granting indemnification and subordination as herein set forth and shall extend to all Guaranteed Obligations and indemnified matters and Subordinated Liabilities whether now outstanding or created or incurred at any future time, whether or not created or incurred pursuant to any agreement presently in effect or hereafter made, until Discharge of the Credit Agreement. To the extent any contingent Obligation survives the expiration or termination of the Loan Documents and the repayment of the Obligations that are then due, each Guarantor's liability under this Agreement shall likewise survive.

                  (d) Liability Joint and Several. The liability of each Guarantor under this Agreement shall be the joint and several obligation of each Guarantor and may be freely enforced against each Guarantor, for the full amount of the Guaranteed Obligations and all other liabilities of such Guarantor hereunder, without regard to whether enforcement is sought or available against any other Guarantor.

                  (e) Liability not Affected or Impaired. The liability of each Guarantor under this Agreement shall not be affected or impaired in any manner by, (i) the failure of any Person to become or remain a Guarantor hereunder or the failure of any Holder of Guaranteed Obligations to preserve, protect or enforce any right to require any Person to become or remain a Guarantor hereunder, (ii) any lack of validity or enforceability of the Credit Agreement or any other Loan Document or any other agreement, instrument or document relating thereto, (iii) any change in the time, manner or place of payment of, or in any other term of, any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the terms of any Loan Document, including any extension or renewal of the Guaranteed Obligations (whether or not for longer than the original period) and any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise, (iv) any taking, failure to take, failure to create, perfect or ensure the priority of, or exchange, release or termination or lapse of any Lien securing any Guaranteed Obligations, or any taking, failure to take, release or amendment or waiver of or consent to departure from any other guaranty of, any of the Guaranteed Obligations, (v) any manner or order of sale or other enforcement of any Lien securing any of the Guaranteed Obligations or any manner or order of application of the proceeds of any such Lien to the payment of the Guaranteed Obligations or any failure to enforce any Lien or to apply any proceeds thereof, (vi) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries or Affiliates, any Guarantor, or any other Person, or (vii) any other circumstance which might otherwise constitute a defense (except the defense of payment) available to, or a discharge of, a surety or guarantor.

                  (f) Liability Remains Valid and Enforceable. The liability of each Guarantor under this Agreement shall remain valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than indefeasible payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms of the Credit Agreement, such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source to the payment of any liability other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Holdings or the Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations;
(vii) any defenses, set-offs or counterclaims which the Borrower or any other Loan Party or any other Guarantor may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including, for example, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

                  (g) Liability Released only by a Signed Writing. The liability of each Guarantor under this Agreement and each right, remedy, interest or power granted herein or arising hereunder may be released only by a writing signed by the Beneficiary against which enforcement of such release is sought.

                  (h) Discharge of Liability Upon Sale of Guarantor. If (i) all outstanding Equity Interests issued by any Guarantor are at any time Transferred to any Person not an Affiliate of the Borrower (including by merger or consolidation) in any transaction which is either (A) not prohibited by Section 6.6 of the Credit Agreement or (B) otherwise consented to by the Required Lenders, and (ii) at the time such transaction is consummated any and all liabilities of such Guarantor under any and all guaranties of any other Indebtedness of any Loan Party are discharged and released, then the liability of such Guarantor under this

Agreement shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time such transaction is consummated.

                  Section 5.2. Certain Waivers by Guarantors. Each Guarantor hereby waives and agrees not to assert or take advantage of

                  (a) Prior Resort to any Other Person, Property or Right. Any right to require any Holder of Guaranteed Obligations to proceed against or exhaust its recourse against the Borrower, any other Guarantor or any other Person liable for any of the Guaranteed Obligations or against any Lien securing any of the Guaranteed Obligations or against any other Person or property, before demanding and enforcing payment of the Guaranteed Obligations from any Guarantor under this Agreement;

                  (b) Certain Defenses. Any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability of the Borrower, any other Guarantor or any other Person, (ii) the revocation or repudiation of any of the Loan Documents by the Borrower, any other Guarantor or any other Person, (iii) the unenforceability in whole or in part of the Loan Documents or any other instrument, document or agreement, (iv) the failure of any Holder of Guaranteed Obligations to file or enforce a claim against any Person liable for any of the Obligations or in any bankruptcy case or insolvency, receivership, dissolution or liquidation proceeding, (v) any election made by any Holder of Guaranteed Obligations as to any right or remedy granted or available to it under the Bankruptcy Code, or (vi) any other borrowing or grant of a security interest under Section 364 of the Bankruptcy Code;

                  (c) Notices and Demands. Presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Agreement, notice of the incurrence of, or any default in respect of, any Guaranteed Obligation, and all other indulgences and notices of every type or nature, including, to the maximum extent permitted by law, notice of the disposition of any collateral security;

                  (d) Election of Remedies. Any defense based upon an election of remedies (including, if available, an election to proceed by non-judicial foreclosure) or any other act or omission of any Holder of Guaranteed Obligations or any other Person which destroys or otherwise impairs any right that any Guarantor might otherwise have for subrogation, recourse, reimbursement, indemnity, exoneration, contribution or otherwise against the Borrower, any other Guarantor or any other Person;

                  (e) Collateral Security. Any defense based upon any grant of, any failure to demand, take, perfect, protect or enforce, or any modification or release of any Lien securing, or guaranty of, any or all of the Guaranteed Obligations, or any failure to create or perfect or ensure the priority or enforceability of any security interest in any collateral for any of the Guaranteed Obligations or any act or omission related thereto;

                  (f) Recoupment and Setoff. Any right to recoup from or offset against any of the Guaranteed Obligations any claim that may be held or asserted by or available to (i) the Borrower or any other Guarantor or any other Person liable for any of the Guaranteed Obligations against any Holder of Guaranteed Obligations or (ii) any Guarantor against the Borrower, any other Guarantor, any other Holder of Guaranteed Obligations or any other Person; and

                  (g) Other Matters. Any other claim, right or defense (including, by way of illustration and without limitation, such matters as failure or insufficiency of consideration, statute of limitations, breach of contract, tortious conduct, accord and satisfaction, and discharge by agreement or conduct or in any bankruptcy case or other insolvency or liquidation proceeding), except the defense of payment, that may be held or asserted by or available to (i) the Borrower or any other Guarantor or any other Person liable for any of the Guaranteed Obligations against any Holder of Guaranteed Obligations or (ii) any Guarantor against the Borrower, any other Guarantor, any other Holder of Guaranteed Obligations or any other Person.

                  Section 5.3. Waiver of Benefit of Anti-Deficiency Laws. If, in the exercise of any rights and remedies, any Holder of Guaranteed Obligations shall forfeit any of its rights or remedies, including its right to obtain a deficiency judgment against the Borrower or any other Guarantor or any other Person, whether because of any applicable laws pertaining to recourse to collateral security or election of remedies or barring claims for a deficiency following foreclosure of any Lien or the like, each Guarantor hereby consents to such action by such Holder and, to the maximum extent permitted by applicable law, waives any claim or defense based upon such recourse to collateral security, election of remedies, loss of claims for a deficiency or the like, even if such action by such Holder shall result in a full or partial loss of any rights of subrogation, recourse, reimbursement, contribution or indemnification which such Guarantor might otherwise have had but for such action by such Holder or but for the provisions of this Section
5.3. Furthermore, each Guarantor waives all rights and defenses arising out of any recourse to collateral security or election of remedies by any Holder of Guaranteed Obligations, even though such recourse to collateral security or election of remedies, such as a nonjudicial foreclosure with respect to security for any Guaranteed Obligation, has destroyed such Guarantor's rights of subrogation, recourse, reimbursement, contribution or indemnification against the Borrower or any other Guarantor or any other Person by the operation of applicable law or otherwise. Any election of remedies which results in the denial or impairment of the right of any Holder of Guaranteed Obligations to seek a deficiency judgment against the Borrower or any Guarantor shall not, to the maximum extent permitted by applicable law, impair any other Guarantor's obligation to pay the full amount of the Guaranteed Obligations. In the event any Holder of Guaranteed Obligations shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, such Holder may bid all or less than the amount of the Guaranteed Obligations held by such Holder and (if approved in writing by the Administrative Agent and Required Lenders) the amount of such bid need not be paid by such Holder but shall be credited against the Guaranteed Obligations held by such Holder. To the extent permitted by applicable law, the amount of the successful bid at any such sale, whether any Holder of Guaranteed Obligations or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the property being sold and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Agreement, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which any Holder of Guaranteed Obligations might otherwise be entitled if no Holder had bid at any such sale.

                  Section 5.4. Reinstatement. If at any time any payment on any Guaranteed Obligation is set aside, avoided or rescinded or must otherwise be restored or returned, this Agreement and the liability of each Guarantor under this Agreement and the indemnification and subordination granted hereby and all other liabilities of each Guarantor hereunder shall remain in full force and effect and, if previously released or terminated, shall be automatically and fully reinstated, without any necessity for any act, consent or agreement of any Guarantor, as fully as if such payment had never been made and as fully as if any such release or termination had never become effective.

                  Section 5.5. Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

                  Section 5.6. Condition of the Borrower. Each Guarantor is fully aware of the financial condition of the Borrower and each other Guarantor and is executing and delivering this Agreement based solely upon such Guarantor's own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement by any Holder of Guaranteed Obligations. Each Guarantor represents and warrants that it is in a position to obtain, and each Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Borrower or any other Guarantor or their respective properties, financial condition and prospects and any other matter pertinent hereto as such Guarantor may desire, and such Guarantor is not relying upon or expecting any Holder of Guaranteed Obligations to furnish to such Guarantor any information now or hereafter in the possession of any Holder of Guaranteed Obligations concerning the same or any other matter. By executing this Agreement, each Guarantor knowingly accepts the full range of risks encompassed within a contract of this type, which risks each Guarantor acknowledges. No Guarantor shall have the right to require any Holder of Guaranteed Obligations to obtain or disclose any information with respect to the Guaranteed Obligations, the financial condition or prospects of the Borrower or any Borrower Subsidiary the ability of the Borrower to pay or perform the Guaranteed Obligations, the existence, perfection, priority or enforceability of any collateral security for any or all of the Guaranteed Obligations, the existence or enforceability of any other guaranties of all or any part of the Guaranteed Obligations, any action or non-action on the part of any Holder of

Guaranteed Obligations, the Borrower, any Borrower Subsidiary, any other Guarantor or any other Person, or any other event, occurrence, condition or circumstance whatsoever.

                  Section 5.7. Acceptance and Notice. Each Guarantor acknowledges acceptance hereof and reliance hereon by the Lender and each other holder of Obligations and waives, irrevocably and forever, all notice thereof.

                  Section 5.8. Rights Cumulative. The rights, powers and remedies given to the Beneficiaries by this Agreement are cumulative and shall be in addition to and independent of all rights, powers and remedies given to any Beneficiary by virtue of any statute or rule of law or in any of the other Loan Documents or any agreement between any Guarantor and one or more of the Beneficiaries or between Borrower and one or more of the Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

                  Section 5.9. Expenses. Each Guarantor jointly and severally agrees to pay, or cause to be paid, on demand, and to save each Beneficiary harmless against costs of and liability for, any and all reasonable costs and expenses (including fees and disbursements of counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Agreement.

                  Section 5.10. Notice of Events. As soon as any Guarantor obtains knowledge thereof, unless Borrower has given the Administrative Agent written notice thereof, such Guarantor shall give the Administrative Agent written notice of any condition or event which has resulted in (a) a material adverse change in the financial condition of any Guarantor or Borrower or (b) any Default or Event of Default.

                  Section 5.11. Set Off. In addition to all other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and payable by any Guarantor to any Beneficiary under this Agreement, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of any such Beneficiary owing to such Guarantor and any other property of such Guarantor held by any Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guaranteed Obligations and liabilities of such Guarantor to any Beneficiary under this Agreement.

                  Section 5.12. Representations and Warranties. In order to induce Beneficiaries to accept this Agreement and to enter into the Credit Agreement and to make and maintain the loans and other extensions of credit thereunder, as the case may be, each

Guarantor hereby represents and warrants to the Beneficiaries that the following statements are true and correct:

                  (a) Corporate Existence. Such Guarantor is duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that in the aggregate do not, and could not reasonably be expected to, have a Material Adverse Effect.

                  (b) Corporate Power; Authorization; Enforceable Obligations. Such Guarantor has the corporate power, authority and legal right to execute, deliver and perform this Agreement and all Security Documents and other Loan Documents to which it is a party and to undertake and pay and perform all of its liabilities and obligations hereunder and has taken all necessary corporate action to authorize the execution, delivery, payment and performance hereof and thereof on the terms and conditions set forth herein and therein. No consent of any other Person including, without limitation, stockholders, licensors or creditors of such Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by such Guarantor in connection herewith or therewith. This Agreement and each such Security Document and other Loan Document has been duly executed and delivered by a duly authorized officer of such Guarantor and constitutes the legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally.

                  (c) No Legal Bar. The execution, delivery and performance of this Agreement and all Security Documents and other Loan Documents to which such Guarantor is a party, and the use of the proceeds of the borrowings and other extensions of credit under the Credit Agreement, will not violate any provision of any existing law or regulation binding on such Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on such Guarantor, or the certificate of incorporation or bylaws of such Guarantor or any securities issued by such Guarantor, or any mortgage, indenture, debt agreement or other material agreement, instrument or undertaking to which such Guarantor is a party or by which such Guarantor or any of its assets may be bound and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues.

                  (d) Senior Indebtedness. All liability of each Guarantor hereunder (other than Holdings) (i) is and shall be (and is hereby designated as) "Guarantor Senior Debt" within the meaning of and for the purposes of the Indenture dated as of April 23, 1998, by and among Holdings and Chase Manhattan Bank & Trust Company, National Association, as trustee, and (ii) is and shall be (and is hereby made) senior in right of payment, on the terms set forth in said Indenture, to the Senior Note Guarantees.

                  Section 5.13. Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the other Loan Documents and any increase in the amount of credit that is or may be extended under the Credit Agreement.

                  Section 5.14. Notices. Any and all notices and communications to be given to any Guarantor or Beneficiary may be given by courier service, personal service, mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its address set forth in the Credit Agreement, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate, and such communication shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, that notice to any Beneficiary shall not be effective until received by such Beneficiary and by the Administrative Agent.

                  Section 5.15. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  Section 5.16. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of the Required Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                  Section 5.17. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  Section 5.18. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  Section 5.19. Successors and Assigns. This Agreement is binding upon each Guarantor and its successors and assigns and shall inure to the benefit of, and be enforceable by, the Beneficiaries and their respective successors and assigns. No Guarantor shall assign this Agreement or any of the rights or obligations of such Guarantor hereunder without the prior written consent of all Lenders. Any Lender may, without notice or consent, assign its interest in this Agreement in whole or in part in connection with an assignment permitted under Section 9.4 of the Credit Agreement. The terms and provisions of this Agreement shall inure to the benefit of any transferee or assignee in any such assignment and the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in any assignee therein and all other successors, transferees and assigns of each Beneficiary, subject to the terms and conditions hereof.

                  Section 5.20. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Each Guarantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address provided in Section 5.14, such service being hereby acknowledged by such Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Beneficiary to bring proceedings against any Guarantor in the courts of any other jurisdiction.

                  Section 5.21. Waiver of Trial by Jury. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH BENEFICIARY HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, each Beneficiary (i) acknowledges that this waiver is a material inducement for each Guarantor and the Beneficiaries to enter into a business relationship, that the Guarantors and Beneficiaries have already relied on this waiver in entering into this Agreement or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in its related future dealings and (ii) further warrant and represent that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                  Section 5.22. No Other Writing. This writing is intended by the Guarantors and Beneficiaries as the final expression of this Agreement and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement. There are no conditions to the full effectiveness of this Agreement.

                  Section 5.23. Further Assurances. At any time or from time to time, upon the request of the Required Lenders, each Guarantor shall execute and deliver such further documents and do such other acts and things as the Required Lenders may reasonably request in order to effect fully the purposes of this Agreement.

                  Section 5.24.  Additional Guarantors.

                  (a) The initial Guarantors hereunder shall be Holdings and such of the Subsidiaries of the Borrower as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of the Borrower may become party hereto, as additional Guarantors (each an "Additional Guarantor"), by executing a counterpart of this Agreement. Upon delivery of any such counterpart to the Administrative Agent, notice of which is hereby waived by each Guarantor, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of any Beneficiary not to cause any Subsidiary of Borrower to become an Additional Guarantor hereunder. This Agreement shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

                  Section 5.25. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and delivery of such counterpart to the Administrative Agent.

                  [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guaranty, Indemnity and Subordination Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.


                                       GLOBAL HEALTH SCIENCES, INC.,
                                       as Guarantor


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       D&F INDUSTRIES, INC.,
                                       as Guarantor


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       RAVEN INDUSTRIES, INC.,
                                       as Guarantor


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       DYNAMIC PRODUCTS, INC.,
                                       as Guarantor


                                       By:
                                          --------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------


                                       WEST COAST SALES,
                                       as Guarantor


                                       By:
                                          --------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------


                                       S-2